                                                                  EXHIBIT 10.23

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

               This Settlement Agreement and General Release (this "Agreement") is made by and between eSat, Inc., a Nevada corporation (the "Company"), and David Coulter ("Coulter") as of the date executed by both parties (the "Effective Date").

               WHEREAS, Coulter and the Company are parties to that certain Resignation Agreement dated March 22, 1999 (the "Resignation Agreement");

               WHEREAS, the parties desire to enter this Agreement to resolve certain disputes, including matters existing under the Resignation Agreement;

               WHEREAS, Coulter claims the Company currently owes to Coulter the sum of $290,000 (the "Resignation Payments") pursuant to the terms of the Resignation Agreement.

               NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereto agree as follows:

               1. Consideration. Upon the execution of this Agreement, the Company agrees to pay to Coulter, and Coulter agrees to accept from the Company, in full and complete satisfaction of the Resignation Payments, the sum of $90,000. Upon payment of the $90,000 the Company shall have no continuing payment obligations to Coulter under the Resignation Agreement.

               2. Resignation Rights. In consideration for entering into this Agreement, the Company agrees to grant, and hereby does grant, to Coulter customary nontransferable piggyback registration rights with normal underwriter outs on all company registrations following the Company's current registration statement on Form SB-2, with respect to the 1,500,000 shares of the Company's common stock issuable to Coulter upon exercise of his stock options (the "eSat Shares"). The foregoing piggyback registration rights shall be set forth in a Registration Rights Agreement between Coulter and the Company.

               3. Release of URL. Coulter hereby agrees to transfer to the Company all rights, title and interest he may have in the Internet URL "GlobalMediaTech.com" and all related URL's trademarks and copyrights and to execute any documents requested by the Company reasonably required to effect such transfer.

               4. Reimbursement of Penalties. The Company acknowledges and understands that Coulter has sold shares of the Company's common stock to Generation Capital. The Company hereby agrees that it will not delay the transfer of any shares sold by coulter and hereby agrees to reimburse Coulter for, or pay on his behalf, any penalties incurred by Coulter as a result of the company's delaying such transfer.

               5. Non-Admission of Liability. this Agreement shall not in any way be construed as an admission by either party that they have acted wrongfully with respect to the other or any other person, or that either party has any rights whatsoever against the other, and each party specifically disclaims any liability to or wrongful acts against the other or any other person, on the [part of themselves, their employees or agents.

               6. Mutual Release of Claims. In consideration of this Agreement, except as to the rights and obligations arising under this Agreement, each party hereby fully releases, discharges and acquits the other party, and such party's past and present representative, agents, employees, partners, officers, directors, affiliates, successors and assigns from any and all past, present, and future claims, debts, promises, acts, demands, causes of action, obligation, rights and/or liabilities of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, including but not limited to, those which arise out of or are in anyway connected with or related to the Resignation Agreement.

               7. Civil Code Section 1542. Coulter and the Company each represents that he or it is not aware of any claims against the other party other than the claims that re released by this Agreement. Each party acknowledges that he or it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

               Being aware of said code section, each agrees to expressly waive any rights he or it may have hereunder, as well as under any other statute or common law principles of similar effect.

               Coulter's Initials ____             Company's Initials ____

               8. Confidentiality. Each party agrees to use his or its best efforts to maintain in confidence the existence of this

Agreement, the contents and terms of this agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"), except as disclosure may be required by federal securities laws. Each party agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information, except as may be required by federal securities laws. Each party agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, judicial officers and family members who have a reasonable need to know of such Settlement Information.

               9. No Harmful Conduct. Each party agrees that it will not act in any manner that might damage the business, relationships, prospects, reputation or operations of the other party, including but not limited to making any disparaging remarks, comments or publications regarding the other party. In this regard, Company acknowledges and agrees that it will review prior disclosures or written comments that it has made regarding Coulter in documents filed with the Securities and Exchange Commission and will within a reasonable time retract any disparaging statements or amend the applicable filings to remove such disparaging statements.

               10. Costs. The parties hereto shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

               11. Arbitration. The parties hereto agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Orange County before the American Arbitration Association, or by an arbitrator to be mutually agreed upon. The parties hereto agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties hereto agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs. The award of the arbitrator shall be issued and transmitted to the parties, and judgment on the award may be entered in any court having jurisdiction thereunder.

               12. Authority. Each party represents and warrants that he or it has the capacity to act on his or its own behalf and on behalf of all who might claim through such party to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignment in law or equity or otherwise of or against any of the claims or causes of action released herein.

               13. Representation by Attorney; No Representations. Each party represents that he or it has consulted, or had adequate opportunity to consult, with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

               14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.


               15. Entire Agreement. This Agreement represents the entire agreement and understanding between Company and Coulter concerning the terms hereof, and supersedes and replaces any and all prior agreements and understandings between the parties.

               16. No Oral Modification. This Agreement may only be amended in writing signed by the parties hereto.

               17. Governing Law. This Agreement shall be governed by the laws of the State of California without reference to its conflict/choice of law rules.

               18. Counterparts. This Agreement may be executed in counterparts, including electronically transmitted counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

               IN WITNESS WHEREOF, Company and Coulter have executed this Agreement on the respective dates set forth below.

eSAT, INC.                                             Dated:  February 23, 2000


By:     /s/ MICHAEL C. PALMER
Name:  Michael C. Palmer
Title:  Chief Executive Officer


COULTER                                                Dated:___________________

/s/ DAVID COULTER
David Coulter